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                    (PILLSBURY MADISON & SUTRO LETTERHEAD)


                                  EXHIBIT 5.1


                               September 9, 1994



Tandem Computers Incorporated
19333 Vallco Parkway
Cupertino, CA 95014-2599


     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

  With reference to the Registration Statement on Form S-8 to be filed by Tandem Computers Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, for the purpose of registering under the Securities Act of 1933, as amended, General Obligations of the Company in the principal amount of $20,000,000 pursuant to the Company's Deferred Compensation Plan, it is our opinion that the General Obligations of the Company described above, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable and will be binding obligations of the Company.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,

                                                   PILLSBURY MADISON & SUTRO